                                                                                                         EXHIBIT 21

                                            SUBSIDIARIES OF ACXIOM

                                                 U.S. SUBSIDIARIES

Name                                                 Incorporated In                    Doing Business As

1. Acxiom CDC, Inc.                                  Arkansas                           Acxiom CDC, Inc.

2. Acxiom / Direct Media, Inc.                       Arkansas                           Acxiom / Direct Media, Inc.

3. Acxiom e-Products, Inc.                           Arkansas                           Acxiom e-Products, Inc.

4. Acxiom Information Security                       Arkansas                           Acxiom Information Security Services,
     Services, Inc.                                                                       Services, Inc.

5. Acxiom Interim Holdings, Inc.                     Arkansas                           Acxiom Interim Holdings, Inc.

6. Acxiom / May & Speh, Inc.                         Delaware                           Acxiom / May & Speh, Inc.

7. Acxiom RM-Tools, Inc.                             Arkansas                           Acxiom RM-Tools, Inc.

8. Acxiom Transportation Services, Inc.              Arkansas                           ATS; Conway Aviation, Inc.

9. Acxiom UWS, Ltd.                                  Arkansas                           Acxiom UWS, Ltd.

                                            INTERNATIONAL SUBSIDIARIES

Name                                                 Incorporated In                    Doing Business As

10. Acxiom Australia Pty Ltd                         Australia                          Acxiom Australia Pty Ltd

11. Acxiom European Holdings Ltd.                    United Kingdom                     Acxiom European Holdings Ltd.

12. Acxiom France SA                                 France                             Acxiom France SA